As filed with the Securities and Exchange Commission on June 22, 2022

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BBX CAPITAL, INC.
(Exact name of registrant as specified in its charter)
Florida	82-4669146
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
201 East Las Olas Boulevard, Suite 1900 Fort Lauderdale, Florida	33301
(Address of Principal Executive Offices)	(Zip Code)

BBX Capital, Inc. 2021 Incentive Plan
(Full title of the plan)

Jarett S. Levan Chief Executive Officer and President BBX Capital, Inc. 201 East Las Olas Boulevard, Suite 1900 Fort Lauderdale, Florida 33301
(Name and address of agent for service)

954-940-4900

                                             (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,”  “smaller reporting company,” and “emerging growth company”  in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer                   ☒ Accelerated filer

☐ Non-accelerated filer (Do not check if a smaller reporting company)     ☐Smaller reporting company

   ☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

Common Stock and may be transferred only with such shares of Common Stock. The value attributable to these purchase rights, if any, is reflected in the value of the associated shares of Common Stock.

Explanatory Note

At the 2022 Annual Meeting of Shareholders of BBX Capital, Inc. (the “Company”), the Company’s shareholders approved an amendment to the BBX Capital, Inc. 2021 Incentive Plan (the “Plan”), which increased the number of shares of the Company’s Class A Common Stock available for grant under the Plan from 900,000 shares to 1,700,000 shares. The Company is filing this Registration Statement to register the additional 800,000 shares of Class A Common Stock available for grant under the Plan as a result of the amendment, as well as the Preferred Share Purchase Rights associated with each share of the Company’s Class A Common Stock being registered hereunder.

The securities registered hereunder are of the same class as those registered under the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 17, 2021 (Registration No. 333-258881) (the “Initial Registration Statement”).  Pursuant to General Instruction E to Form S-8, the contents of the Initial Registration Statement are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Commission are incorporated herein by reference:

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 16, 2022.

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Commission on May 10, 2022.

•	The Company’s Current Report on Form 8-K, filed with the Commission on January 19, 2022.

•	The Company’s Current Report on Form 8-K, filed with the Commission on February 22, 2022.

•	The Company’s Current Report on Form 8-K, filed with the Commission on May 18, 2022.

•	The Company’s Current Report on Form 8-K, filed with the Commission on May 27, 2022.

•	The Company’s Current Report on Form 8-K, filed with the Commission on June 13, 2022.

•

The portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 19, 2022, that are deemed “filed” with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•

The descriptions of the Company’s Class A Common Stock and Preferred Share Purchase Rights contained in Amendment No. 2 to the Company’s Registration Statement on Form 10, filed with the Commission on August 27, 2020, and any amendments filed subsequently thereto and other reports filed for the purpose of updating such descriptions.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

The following exhibits are filed herewith:

Exhibit

NumberDescription

4.1Rights Agreement, dated as of September 25, 2020, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 29, 2020)

5.1Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

23.1  Consent of Grant Thornton LLP

23.2  Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1)

24.1Power of Attorney (set forth on the signature pages to this Registration Statement)

99.1BBX Capital Inc., 2021 Incentive Plan, as amended (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 19, 2022)

107Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on June 22, 2022.

BBX CAPITAL, INC.

By:/s/ Jarett S. Levan

Jarett S. Levan,

Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Jarett S. Levan and Brett Sheppard, and each of them acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Alan B. Levan	Chairman of the Board	June 22, 2022
Alan B. Levan

/s/ John E. Abdo John E. Abdo	Vice Chairman of the Board	June 22, 2022

/s/ Jarett S. Levan	Chief Executive Officer, President	June 22, 2022
Jarett S. Levan	and Director

/s/ Seth M. Wise	Executive Vice President and Director	June 22, 2022
Seth M. Wise

/s/ Brett Sheppard Brett Sheppard	Chief Financial Officer (Principal Accounting Officer)	June 22, 2022

/s/ Marcia Barry-Smith	Director	June 22, 2022
Marcia Barry-Smith
/s/ Norman H. Becker	Director	June 22, 2022
Norman H. Becker

/s/ Andrew R. Cagnetta, Jr.	Director	June 22, 2022
Andrew R. Cagnetta, Jr.

/s/ Steven M. Coldren	Director	June 22, 2022
Steven M. Coldren

/s/ Gregory A. Haile	Director	June 22, 2022
Gregory A. Haile

/s/ Willis N. Holcombe	Director	June 22, 2022
Willis N. Holcombe

/s/ Anthony P. Segreto	Director	June 22, 2022
Anthony P. Segreto

/s/ Neil A. Sterling	Director	June 22, 2022
Neil A. Sterling